                                                                    Exhibit 11.2


                             PITT-DES MOINES, INC.

                       Computation of Earnings Per Share
                                  (Unaudited)

                                                               Six months ended
                                                                    June 30,
                                                          ----------------------------
                                                             1996              1995
                                                          ----------        ----------
Primary
 Average shares outstanding                                2,322,864         2,321,903
 Dilutive stock options based on treasury stock
  method using average market price                           29,048             6,003
                                                          ----------        ----------
                                                           2,351,912         2,327,906
                                                          ==========        ==========

 Net income                                               $6,599,842        $4,905,924
                                                          ==========        ==========
 Per common share:
  Net income per common share                             $     2.81        $     2.11
                                                          ==========        ==========

Fully Diluted
 Average shares outstanding                                2,322,864         2,321,903
 Dilutive stock options based on treasury stock method
  using greater of period-end or average market price         31,795             6,935
                                                          ----------        ----------
                                                           2,354,659         2,328,838
                                                          ==========        ==========

 Net income                                               $6,599,842        $4,905,924
                                                          ==========        ==========
 Per common share:
  Net income per common share                             $     2.80        $     2.11
                                                          ==========        ==========